Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 11, 2005 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 75 as of September 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                    Grant Thornton LLP


New York, New York
January 24, 2006